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                                   EXHIBIT 11
                      FIRST TENNESSEE NATIONAL CORPORATION
                           PRIMARY EARNINGS PER SHARE
                      AND FULLY DILUTED EARNINGS PER SHARE





                                                               Three Months Ended               Nine Months Ended
                                                                 September 30                     September 30
                                                      -------------------------------     -------------------------------
Computation for Statements of Income:                         1996              1995              1996              1995
-------------------------------------                 -------------     -------------     -------------     -------------
Per statements of income (Thousands):
  Net income                                          $      46,797     $      43,830     $     126,585     $     119,190
                                                      =============     =============     =============     =============
Per statements of income:
  Weighted average shares outstanding                    67,144,391        66,930,118        67,223,305        67,871,964
                                                      =============     =============     =============     =============
Primary earnings per share (a):
  Net income                                          $         .69     $         .66     $        1.88     $        1.76
                                                      =============     =============     =============     =============
Additional Primary computation
------------------------------------
Adjustment to weighted average shares
  outstanding:
  Weighted average shares outstanding
    per primary computation above                        67,144,391        66,930,118        67,223,305        67,871,964
  Add dilutive effect of outstanding
    options (as determined by the
    application of the treasury stock
    method)                                               1,598,213         1,375,756         1,584,150         1,102,068
  Weighted average shares outstanding,                -------------     -------------     -------------     -------------
    as adjusted                                          68,742,604        68,305,874        68,807,455        68,974,032
                                                      =============     =============     =============     =============
Primary earnings per share, as adjusted (b):
  Net income                                          $         .68     $         .64     $        1.84     $        1.73
                                                      =============     =============     =============     =============
Additional Fully Diluted Computation
------------------------------------
Adjustment to weighted average share
  outstanding:
  Weighted average shares outstanding
    per primary computation above                        68,742,604        68,305,874        68,807,455        68,974,032
  Additional dilutive effect of outstanding
    options (as determined by the application
    of the treasury stock method)                            96,538           192,470            71,676           139,804
  Weighted average shares outstanding,                -------------     -------------     -------------     -------------
    as adjusted                                          68,839,142        68,498,344        68,879,131        69,113,836
                                                      =============     =============     =============     =============
Fully diluted earnings per share, as adjusted (b):
  Net income                                          $         .68     $         .63     $        1.84     $        1.72
                                                      =============     =============     =============     =============

(a)  These figures agree with the related amounts in the statements of income.
(b) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

Per share data reflects the 1996 two-for-one stock split.